UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

October 1, 2003 (Date of Report (Date of Earliest Event Reported))

WM. WRIGLEY JR. COMPANY (Exact Name of Registrant as specified in its charter)

DELAWARE	1-800	36-1988190

(State of Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

410 North Michigan Avenue Chicago, Illinois		60611

(Address of Principal Executive Offices)		(Zip Code)

(312) 644-2121

(Registrant's Telephone Number, including Area Code)

This Current Report on Form 8-K is filed by the Wm. Wrigley Jr. Company (the "Company") in connection with the matters described herein.

ITEM 5:	OTHER EVENTS AND REGULATION FD DISCLOSURE

On September 30, 2003, the Company issued a Press Release to the public regarding the organizational realignment of the Company's executive officers' duties and responsibilities. The said Press Release is attached to this report as Exhibit 99.1.

ITEM 7:	FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND OTHER EXHIBITS

	(c)	Exhibits

	99.1	Press Release dated September 30, 2003 issued by the Company regarding the organizational realignment of the Company's executive officers' duties and responsibilities.

	99.2	Forward-Looking Statements

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIGNATURES

WM. WRIGLEY JR. COMPANY

	By:	/s/ Howard Malovany
Howard Malovany
Vice President, Secretary and General Counsel

October 1, 2003
Date: